SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 29th day of July, 2005

AMONG:

TRYX VENTURES, INC., of Suite 314-837 West Hastings St., Vancouver, British Columbia, Canada, V6C 3N6 (“Tryx”)

AND:

IGNITION TECHNOLOGIES, INC., of 938 N. 200th Street, Suite B,

Shoreline, WA, 98133 doing business as Mobile Gaming Now, Inc. (“Ignition”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF IGNITION AS LISTED ON Schedule 1 ATTACHED HERETO (the “Selling Shareholders”)

AND:

ADAM JASON MORAND, businessman, of 1588 – 409 Granville Street,

Vancouver B.C. Canada V6C 1T2 (the “Guarantor”)

WHEREAS:

A.                     The Selling Shareholders are the registered and beneficial owners of all 47,370 issued and outstanding common shares in the capital of Ignition;

B.                     Tryx has agreed to issue 4,500,000 pre-Stock Split common shares in the capital of Tryx to the Selling Shareholders as consideration for the purchase of all of the issued and outstanding common shares of Ignition held by the Selling Shareholders;

C.                     Upon the terms and subject to the conditions set forth in this Agreement, the Selling Shareholders have agreed to sell all of the issued and outstanding common shares of Ignition held by the Selling Shareholders to Tryx in exchange for common shares of Tryx.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.	DEFINITIONS

1.1                    Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a) “Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)“Business Corporations Act” shall mean the Business Corporations Act (British Columbia), as amended;

(c)““Closing” shall mean the completion of the Transaction, in accordance with Section 7 hereof, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(d)“Closing Date” shall mean a date mutually agreed upon by the parties hereto in writing and in accordance with Section 7 following the satisfaction or waiver by Tryx and Ignition of the conditions precedent set out in Sections 5.1 and 5.2 respectively; but in no event will the Closing Date be later than October 31, 2005, without the consent of all parties hereto;

(e) “Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(f) “Convertible Debenture” shall mean a convertible loan secured by the assets of Tryx between Tryx and the Lender, to be entered into at or prior to Closing on terms substantially as set out in Schedule 2;

(g)“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

(h)“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

(i)	“Lender” means the lender of the proceeds of the Convertible Debenture;

(j) “Ignition Shares” shall mean the 47,370 common shares of Ignition held by the Selling Shareholders, being all of the issued and outstanding common shares of Ignition beneficially held, either directly or indirectly, by the Selling Shareholders;

(k)“Royalty” means the royalty payment in lieu of interest payable on the Convertible Debenture, on terms set out in Schedule 2;

(l)	“SEC” shall mean the Securities and Exchange Commission;

(m)               “Share Purchase Warrants” shall mean the share purchase warrants as comprised in units issued on exercise of the Convertible Debenture, each of which will entitle the holder to a right to purchase one share of common stock in the capital of Tryx for a period of 3 years commencing from the closing of the Convertible Debenture at a price of $1.00;

(n)“Stock Split” means the forward stock split to be conducted by Tryx prior to or in conjunction with Closing on a 5.5 for 1 basis whereby each common share or right to acquire a common share of Tryx will become 5.5 common shares or the right to acquire 5.5 common shares, and respecting rights to acquire common shares, the exercise price of such right will be reduced to a fraction of the original exercise price for each post-stock split share, the numerator of which is one and the denominator is 5.5.

(o)“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments;

(p)              “Transaction” shall mean the purchase of the Ignition Shares by Tryx from the Selling Shareholders in consideration for the issuance of the Tryx Shares; and

(q)“Tryx Shares” shall mean those 4,500,000 pre-Stock Split fully paid and non-assessable common shares of Tryx to be issued to the Selling Shareholders by Tryx on the Closing Date;

1.2               Schedules. The following schedules are attached to and form part of this Agreement:

Schedule 1	–	Selling Shareholders
Schedule 2	–	Convertible Debenture
Schedule 3	–	Certificate of Non-U.S. Shareholder
Schedule 4	–	Directors and Officers of Ignition
Schedule 5	–	Directors and Officers of Tryx
Schedule 6	–	Ignition Leases, Subleases, Claims, Capital Expenditures,

Taxes and Other Property Interests

Schedule 7	–	Ignition Intellectual Property
Schedule 8	–	Ignition Material Contracts
Schedule 9		US accredited investor questionnaire
Schedule 10		Ignition list of Employees and Consultants

1.3.1.1	Currency. All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2.	THE OFFER, PURCHASE AND SSALE OF SHARES

2.1               Offer, Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Selling Shareholders hereby covenant and agree to sell, assign and transfer to Tryx, and Tryx hereby covenants and agrees to purchase from the Selling Shareholders all of the Ignition Shares held by the Selling Shareholders.

2.2               Consideration. As consideration for the sale of the Ignition Shares by the Selling Shareholders, Tryx shall allot and issue the Tryx Shares to the Selling Shareholders in the amount set out opposite each Selling Shareholder’s name in Schedule 1 on the basis of 95 Tryx Shares for each one Ignition Share held by each Selling Shareholder. The Selling Shareholders acknowledge and agree that the Tryx Shares are being issued pursuant to a safe harbour from the prospectus and registration requirements of the United States Securities Act of 1933 (the “1933 Act”). The Selling Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Tryx Shares issued on Closing will be endorsed with the following legend pursuant to the 1933 Act in order to reflect the fact that the Tryx Shares are restricted securities and will be issued to the Selling Shareholders pursuant to a safe harbor from the registration requirements of the 1933 Act:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

Each Selling Shareholder is either an accredited investor, as defined by Regulation D under the 1933 Act, or if a Canadian, an Accredited Investor as defined by Canadian Securities Administrators’ Multilateral Instrument 45-103 or is a close personal friend or business associate of a director or senior officer of Tryx. Each Selling Shareholder agrees to fill in and execute Schedule 3, if a Canadian resident, or Schedule 9, if a US resident, and agrees that the representations set out in such schedule as executed by the Selling Shareholders are true and correct both at the date hereof and as of the Closing Date.

2.3               Share Exchange Procedure. On Closing, each Selling Shareholder will exchange his, her or its certificate representing the Ignition Shares by delivering such certificate to Tryx duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Tryx Shares to the holder thereof together with a filled in and executed Schedule 3, for Canadian Selling Shareholders, and a Schedule 9, for US Selling Shareholders.

2.4               Fractional Shares. Notwithstanding any other provision of this Agreement, no certificate for fractional shares of the Tryx Shares will be issued in the Transaction. In lieu of any such fractional shares, if any of the Selling Shareholders would otherwise be entitled to receive a fraction of a share of the Tryx Shares upon surrender of certificates representing the Ignition Shares for exchange pursuant to this Agreement, the Selling Shareholders will be entitled to receive from Tryx a stock certificate representing the nearest whole number of Tryx Shares.

2.5               Closing Date. The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

2.6               Restricted Shares. The Selling Shareholders acknowledge that the Tryx Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with all applicable securities laws. Each Selling Shareholder agrees that he/she/it has sought and obtained independent legal advice as to the resale restrictions applicable in their jurisdiction of residence, and under US securities laws generally. Tryx has not undertaken, and will have no obligation, to register any of the Tryx Shares under the 1933 Act; provided, however, that Tryx will assist the Selling Shareholders by providing at its cost legal opinions when the Selling Shareholders may resell their shares under Rule 144 promulgated pursuant to the 1933 Act.

2.7               Exemptions. The Selling Shareholders acknowledge that Tryx has advised such Selling Shareholders that Tryx is relying on an exemption from the prospectus and registration requirements of the Securities Acts (British Columbia and Alberta) (the “B.C. & Alberta Securities Acts”) to issue the Tryx Shares to each of the Selling Shareholders and, as a consequence, certain protections, rights and remedies provided by the B.C. & Alberta Securities Acts, including statutory rights of rescission or damages, will not be available to the Selling Shareholders.

2.8               Canadian Resale Restrictions. The Selling Shareholders acknowledge that Tryx is not a reporting issuer in any province or territory of Canada and accordingly, any applicable hold periods under the B.C. & Alberta Securities Acts or any other Canadian jurisdiction may never expire, and the Tryx Shares may be subject to resale restrictions for an indefinite period of time. Additionally, the Selling Shareholders acknowledge that resale of any of the Tryx Shares by the Selling Shareholders resident in Canada is restricted except pursuant to an exemption from applicable securities legislation.

3.	REPRESENTATIONS AND WARRANTIES OF IGNITION

Ignition represents and warrants to Tryx, and acknowledges that Tryx is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Tryx, as follows:

3.1               Organization and Good Standing. Ignition is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Ignition is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which Ignition owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Ignition taken as a whole.

3.2               Authority. Ignition has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Ignition Documents”) to be signed by Ignition and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Ignition Documents by Ignition and the consummation of the transactions contemplated hereby have been duly authorized by Ignition’s board of directors. No other corporate or shareholder proceedings on the part of Ignition is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Ignition Documents when executed and delivered by Ignition as contemplated by this Agreement will be, duly executed and delivered by Ignition and this Agreement is, and the other Ignition Documents when executed and delivered by Ignition as contemplated hereby will be, valid and binding obligations of Ignition enforceable in accordance with their respective terms except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

3.3               Capitalization of Ignition. The entire authorized capital stock and other equity securities of Ignition consist of 75,000 common shares (the “Ignition Common Stock”), without par value. There are 47,370 shares of Ignition Common Stock issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Ignition Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the Nevada Corporation Code and its articles and bylaws. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Ignition to issue any additional common shares of Ignition Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Ignition any common shares of Ignition Common Stock, save and except the conversion rights included in the agreement evidencing the Bridge Loan. There are no agreements purporting to restrict the transfer of the Ignition Common Stock, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Ignition Common Stock.

3.4               Shareholders of Ignition Common Stock. Schedule 1 contains a true and complete list of the holders of all issued and outstanding shares of the Ignition Common Stock including each holder’s name, address and number of Ignition Shares held.

3.5               Directors and Officers of Ignition. The duly elected or appointed directors and the duly appointed officers of Ignition are as set out in Schedule 4.

3.6               Corporate Records of Ignition. The corporate records of Ignition, as required to be maintained by it pursuant to the Business Corporations Act, are accurate, complete and current in all material respects, and the minute book of Ignition is, in all material respects, correct and contains all records required by the laws of the State of Nevada, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Ignition.

3.7               No Subsidiaries. Ignition does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

3.8	Non-Contravention. Neither the execution, delivery and performance of this

Agreement, nor the consummation of the Transaction, will:

(a) conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Ignition under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Ignition, or any of its material property or assets;

(b)	violate any provision of the articles or bylaws of Ignition; or

(c)violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Ignition or any of its material property or assets.

3.9               Actions and Proceedings. To the best knowledge of Ignition, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Ignition or which involves any of the business, or the properties or assets of Ignition that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Ignition taken as a whole (a “Ignition Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Ignition Material Adverse Effect.

3.10	Compliance.

(a)            To the best knowledge of Ignition, Ignition is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Ignition;

(b)            To the best knowledge of Ignition, Ignition is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Ignition Material Adverse Effect;

(c)            Ignition has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Ignition, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(d)            Ignition has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Ignition has not received any notice of any violation thereof, nor is Ignition aware of any valid basis therefore.

3.11             Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Ignition of the Transaction contemplated by this Agreement or to enable Ignition to continue to conduct its business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.12             Financial Representations. The books, records, and accounts of Ignition accurately and fairly reflect, in reasonable detail, the assets and liabilities of Ignition. Ignition has not engaged in any transaction, maintained any bank account, or used any funds of Ignition, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Ignition.

3.13             Absence of Undisclosed Liabilities. Except as disclosed in Schedule 6, Ignition does not have any liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that could in the aggregate exceed $5,000, which have not heretofore been paid or discharged.

For purposes of this Agreement, including Section 4.13, the term “liabilities” includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

3.14	Tax Matters.

(a)	As of the date hereof:

(i) Ignition has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Ignition; and

(ii)	all such returns are true and correct in all material respects;

(b)Ignition has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Ignition Material Adverse Effect;

(c)Ignition is not presently under and has not received notice of, any contemplated investigation or audit by the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof; and

d) All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

3.15             Absence of Changes. Since the date of incorporation of Ignition, and except as set out in Schedule 6, Ignition has not:

(a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Ignition to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f) suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)  made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

(j)  other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

3.16            Personal Property. Ignition possesses, and has good and marketable title of all property necessary for the continued operation of the business of Ignition as presently conducted and as represented to Tryx. All such property is used in the business of Ignition. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Ignition is owned by Ignition free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 6.

3.17	Intellectual Property

(a)Intellectual Property Assets. Ignition owns or holds an interest in all intellectual property assets necessary for the operation of the business of Ignition as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

(i) the names Mobile Gaming Now, all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);

(ii)                all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

(iii)               all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(iv)               all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Ignition as licensee or licensor (collectively, the “Trade Secrets”).

(b)Agreements. Schedule 7 contains a complete and accurate list and summary description, including any royalties paid or received by Ignition, of all contracts and agreements relating to the Intellectual Property Assets to which Ignition is a party or by which Ignition is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which Ignition is the licensee. To the best knowledge of Ignition, there are no outstanding or threatened disputes or disagreements with respect to any such agreement.

(c)Intellectual Property and Know-How Necessary for the Business. Except as set forth in Schedule 7, Ignition is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets. Except as set forth in Schedule 7, all former and current employees and contractors of Ignition have executed written contracts, agreements or other undertakings with Ignition that assign all rights to any inventions, improvements, discoveries, or information relating to the business of Ignition. No employee, director, officer or shareholder of Ignition owns directly or indirectly in whole or in part, any Intellectual Property Asset which Ignition is presently using or which is necessary for the conduct of its business, save and except the interest of Adam Morand and Illuminated Technologies, Inc. as co-inventors of the Mobile Gaming Now Software. To the best knowledge of Ignition, no employee or contractor of Ignition has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Ignition.

(d)Patents. Schedule 7 contains a complete and accurate list and summary description of all Patents. Except as set forth in Schedule 7, Ignition is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Patent has been or is now involved in any interference, reissue, re-examination, or opposition proceeding. To the best knowledge of Ignition, there is no potentially interfering patent or patent application of any third party and no Patent is infringed or has been challenged or threatened in any way. To the best knowledge of Ignition, none of the products manufactured and sold, nor any process or know-how used, by Ignition infringes or is alleged to infringe any patent or other proprietary night of any other person or entity. All products made, used, or sold under the Patents have been marked with the proper patent notice.

(e)Trademarks. Schedule 7 contains a complete and accurate list and summary description of all Trademarks and the jurisdiction where the Trademark is registered, if applicable. Ignition is the owner of all night, title, and interest in and to each of the Trademarks, free and clear of all liens, security interests, charges. encumbrances, and other adverse claims. All Trademarks that have been registered with the United States Patent and Trademark Office or any other country’s trademark registration office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Trademark has been or is now involved in any opposition, invalidation, or cancellation and no such action is threatened with the respect to any of the trademarks. To the best knowledge of Ignition, there is no potentially interfering trademark or trademark application of any third party and no Trademark is infringed or has been challenged or threatened in any way. To the best knowledge of Ignition, none of the Trademarks used by Ignition infringes or is alleged to infringe any trade name, trademark, or service mark of any third party. All products and materials containing a Trademark bear the proper federal or other registration notice where permitted by law.

(f) Copyrights. Schedule 7 contains a complete and accurate list and summary description of all Copyrights. Ignition is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. To the best knowledge of Ignition, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)Trade Secrets. Ignition has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its trade secrets. Ignition has good title and an absolute right to use the trade secrets. The trade secrets are not part of the public knowledge or literature, and to the best knowledge of Ignition, have not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of Ignition. No trade secret is subject to any adverse claim or has been challenged or threatened in any way.

3.18             Insurance. The products and services sold by and the assets owned by Ignition are insured under various policies of general product liability and other forms of insurance consistent with prudent business practices. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by Ignition or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full.

3.19               Employees and Consultants. All employees and consultants of Ignition have been paid all salaries, wages, income and any other sum due and owing to them by Ignition, as at the end of the most recent completed pay period. Ignition is not aware of any labor conflict with any of Ignition’s employees that might reasonably be expected to have a Ignition Material Adverse Effect. To the best knowledge of Ignition, no employee of Ignition is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Ignition or any other nature of the business conducted or to be conducted by Ignition. Ignition has no employees or consultants other than those listed on Schedule 10, none of whose contract of employment requires more than 30 days notice of termination.

3.20             Real Property. Ignition does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Ignition is a party or is bound, as set out in Schedule 6, is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Ignition pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. Ignition has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.21             Material Contracts and Transactions. Schedule 8 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which Ignition is a party (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by Ignition under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Ignition. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.22             Certain Transactions. Ignition is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.23             No Brokers. Ignition has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

3.24             Completeness of Disclosure. No representation or warranty by Ignition in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Tryx pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.	REPRESENTATIONS AND WARRANTIES OF TRYX

Tryx represents and warrants to Ignition and the Selling Shareholders and acknowledges that Ignition and the Selling Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Ignition or the Selling Shareholders, as follows:

4.1               Organization and Good Standing. Tryx is duly incorporated, organized, validly existing and in good standing under the laws of the Province of British Columbia, Canada and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

4.2   Authority. Tryx has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Tryx Documents”) to be signed by Tryx and to perform its obligations hereunder and to consummate the Transaction contemplated hereby. The execution and delivery of each of the Tryx Documents by Tryx and the consummation by Tryx of the Transaction contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Tryx is necessary to authorize such documents or to consummate the Transaction contemplated hereby. This Agreement has been, and the other Tryx Documents when executed and delivered by Tryx as contemplated by this Agreement will be, duly executed and delivered by Tryx and this Agreement is, and the other Tryx Documents when executed and delivered by Tryx, as contemplated hereby will be, valid and binding obligations of Tryx enforceable in accordance with their respective terms, except:

(a)as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

4.3               Capitalization of Tryx. The entire authorized capital stock and other equity securities of Tryx consists of 100,000,000 shares of common stock with no par value (the “Tryx Common Stock”) and 100,000,000 Class “A” preferred shares with a par value of $1.00 each with the special rights and restrictions as set out in the Tryx Memorandum (the “Tryx Preferred Stock”). As of the date of this Agreement, there are 6,004,700 shares of Tryx Common Stock issued and outstanding and no Tryx Preferred Stock issued and outstanding. All of the issued and outstanding shares of Tryx Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Except as contemplated by the Convertible Debenture, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Tryx to issue any additional shares of Tryx Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Tryx any shares of Tryx Common Stock as of the date of this Agreement. There are no agreements purporting to restrict the transfer of the Tryx Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Tryx Common Stock.

4.4               Directors and Officers of Tryx. The duly elected or appointed directors and the duly appointed officers of Tryx are as listed on Schedule 5.

4.5               Corporate Records of Tryx. The corporate records of Tryx, as required to be maintained by it pursuant to the Business Corporations Act (British Columbia), are accurate, complete and current in all material respects, and the minute book of Tryx is, in all material respects, correct and contains all material records required by the laws of the Province of British Columbia in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Tryx.

4.6  Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of this Transaction will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Tryx under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Tryx or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of

Tryx; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Tryx or any of its material property or assets.

4.7  Validity of Tryx Common Stock Issuable upon the Transaction. The Tryx Shares to be issued to the Selling Shareholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.8  Actions and Proceedings. To the best knowledge of Tryx, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Tryx, threatened against Tryx which involves any of the business, or the properties or assets of Tryx that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Tryx taken as a whole (a “Tryx Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Tryx Material Adverse Effect.

4.9	Compliance.

(a)To the best knowledge of Tryx, Tryx is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Tryx;

(b)To the best knowledge of Tryx, Tryx is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Tryx Material Adverse Effect;

(c)Tryx has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Tryx, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d)Tryx has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Tryx has not received any notice of any violation thereof, nor is Tryx aware of any valid basis therefore.

4.10               Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Tryx of the Transaction contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.11             SEC Filings. Tryx has furnished or made available to Ignition and the Selling Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Tryx with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Tryx SEC Documents”). As of their respective dates, the Tryx SEC Documents complied in all material respects with the requirements of the 1933 Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Tryx SEC Documents.

4.12             Financial Representations. Included with the Tryx SEC Documents are true, correct, and complete copies of audited balance sheets for Tryx dated as of March 31, 2005 (the “Tryx Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for the fiscal year then ended (collectively, the “Tryx Financial Statements”). The Tryx Financial Statements:

(a)	are in accordance with the books and records of Tryx;

(b)	present fairly the financial condition of Tryx as of the respective dates indicated and the results of operations for such periods; and

(c)	have been prepared in accordance with GAAP.

Tryx has not received any advice or notification from its independent certified public accountants that Tryx has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Tryx Financial Statements or the books and records of Tryx, any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts of Tryx accurately and fairly reflect, in reasonable detail, the assets, and liabilities of Tryx. Tryx has not engaged in any transaction, maintained any bank account, or used any funds of Tryx, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Tryx.

4.13             Absence of Undisclosed Liabilities. Tryx has no material liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)are not set forth in the Tryx Financial Statements or have not heretofore been paid or discharged;

(b)did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Ignition; or

(c)have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Tryx Financial Statements.

4.14	Tax Matters.

(a)	As of the date hereof:

(i) Tryx has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them; and

(ii)	all such returns are true and correct in all material respects;

(b)Tryx has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof;

(c)Tryx is not presently under and has not received notice of, any contemplated investigation or audit by the Canada Customs and Revenue Agency or the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)To the best knowledge of Tryx, the Tryx Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Tryx for the accounting period ended on the Tryx Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Tryx Accounting Date or for any profit earned by Tryx on or prior to the Tryx Accounting Date or for which Tryx is accountable up to such date and all contingent liabilities for Taxes have been provided for or disclosed in the Tryx Financial Statements.

4.15               Absence of Changes. Since the Tryx Accounting Date, except as disclosed in the Public SEC Documents and except as contemplated in the Convertible Debenture, Tryx has not:

(a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Tryx to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e) declared, set aside or paid any dividend or made or agreed to make any other distribution (other than the Convertible Debenture) or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f) suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)  made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;

(j)  other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

4.16             Absence of Certain Changes or Events. Since the Tryx Accounting Date, except as and to the extent disclosed in the Tryx SEC Documents, there has not been:

(a)	a Tryx Material Adverse Effect; or

(b)	any material change by Tryx in its accounting methods, principles or practices.

4.17             No Subsidiaries. Tryx does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

4.18             Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Tryx, except as disclosed in the Tryx SEC Documents.

4.19             Employees and Consultants. Tryx does not have any employees or consultants, except as disclosed in the Tryx SEC Documents and, as of the Closing Date, each former employee and consultant shall have executed a full and final release in favour of Tryx and Ignition.

4.20             Material Contracts and Transactions. Other than as expressly contemplated by this Agreement, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Tryx is a party except as contemplated by the Convertible Debenture and except for this Agreement and except as disclosed in writing to Ignition.

4.21             No Brokers. Tryx has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement or the Convertible Debenture.

4.22             Completeness of Disclosure. No representation or warranty by Tryx in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Ignition pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.	CLOSING CONDITIONS

5.1               Conditions Precedent to Closing by Tryx. The obligation of Tryx to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 7. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions of closing are for the benefit of Tryx and may be waived by Tryx in its sole discretion.

(a) Representations and Warranties. The representations and warranties of Ignition set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Ignition will have delivered to Tryx a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Ignition in this Agreement are true and correct.

(b)Performance. All of the covenants and obligations that Ignition and the Selling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)Transaction Documents. This Agreement, the Ignition Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Tryx, will have been executed and delivered to Tryx.

(d)Secretary’s Certificate – Ignition. Tryx will have received a certificate from the Secretary of Ignition attaching:

(i)             a copy of Ignition’s articles, bylaws and all other incorporation documents, as amended through the Closing Date; and

(ii)            copies of resolutions duly adopted by the board of directors of Ignition approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e) Legal Opinion – Ignition. Tryx will have received an opinion, dated as of the Closing Date, from counsel for Ignition, and such other local or special counsel as is appropriate, all of which opinion will be in the form and substance reasonably satisfactory to Tryx and its counsel.

(f) Third Party Consents. Tryx will have received duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Tryx, including without limitation, approval of Tryx shareholders at a meeting of shareholders called for the purpose of approving this transaction, among other things.

(g)Convertible Debenture. Tryx will have received an executed form of Convertible Debenture from the Lender at or prior to Closing;

(h)No Material Adverse Change. No Ignition Material Adverse Effect will have occurred since the date of this Agreement.

(i)  No Action. No suit, action, or proceeding will be pending or threatened which would:

(i) prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii)	cause the Transaction to be rescinded following consummation.

(j)  Outstanding Shares. Ignition will have no more than 47,370 shares of Ignition Common Stock issued and outstanding on the Closing Date.

(k)Due Diligence. Tryx and its solicitors will be reasonably satisfied with their due diligence investigation of Ignition that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i) materials, documents and information in the possession and control of Ignition and the Selling Shareholders which are reasonably germane to the Transaction;

(ii)                a physical inspection of the assets of Ignition by Tryx or its representatives; and

(iii)	title to the material assets of Ignition.

(l)  Compliance with Securities Laws. Tryx will have received evidence satisfactory to Tryx that the Tryx Shares issuable in the Transaction will be issuable without registration pursuant to the 1933 Act and the B.C. & Alberta Securities Acts in reliance on a safe harbor from the registration requirements of the 1933 Act and the B.C. & Alberta Securities Acts; and

(m)	Closing. The Closing will have occurred by the Closing Date.

5.2               Conditions Precedent to Closing by Ignition. The obligation of Ignition and the Selling Shareholders to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 7. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Ignition and the Selling Shareholders and may be waived by Ignition and the Selling Shareholders in their discretion.

(a)Representations and Warranties. The representations and warranties of Tryx set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Tryx will have delivered to Ignition a certificate dated the Closing Date, to the effect that the representations and warranties made by Tryx in this Agreement are true and correct.

(b)Performance. All of the covenants and obligations that Tryx is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Tryx must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)Transaction Documents. This Agreement, the Tryx Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Ignition, will have been executed and delivered by Tryx.

(d) Secretary’s Certificate - Tryx. Ignition will have received a certificate from the Secretary of Tryx attaching:

(i) a copy of Tryx’s articles of incorporation and bylaws, as amended through the Closing Date; and

(ii)                copies of resolutions duly adopted by the board of directors of Tryx approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)Legal Opinion – Tryx. Ignition will have received a legal opinion, dated as of the Closing Date, from counsel for Tryx, and such other local or special legal counsel as is appropriate, all of which opinion shall be in the form and substance reasonably satisfactory to Ignition and its counsel.

(f) Third Party Consents. Ignition will have received from Tryx duly executed copies of all third-party consents, permit, authorization, consent and approvals of any public, regulatory (including SEC) or governmental body or authority or person or entity contemplated by this Agreement, in form and substance reasonably satisfactory to Ignition.

(g)Convertible Debenture. The Convertible Debenture will have prepared and executed, provided that such execution may be concurrent with the Closing.

(h)No Material Adverse Change. No Tryx Material Adverse Effect will have occurred since the date of this Agreement.

(i) No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

(i) prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii)	cause the Transaction to be rescinded following consummation.

(j) Outstanding Shares. On the Closing Date, Tryx will have no more than 6,004,700 shares of Tryx Common Stock issued and outstanding immediately prior to the issuance of the Tryx Shares and the Convertible Debenture as contemplated by this Agreement.

(k)Public Market. On the Closing Date, the shares of Tryx Common Stock will be quoted on the National Association of Securities Dealers, Inc.’s OTC Bulletin Board.

(l) Due Diligence Review of Financial Statements. Ignition and its accountants will be reasonably satisfied with their due diligence investigation and review of the Tryx Financial Statements, the Tryx SEC Documents, and the contents thereof, prepared in accordance with GAAP.

(m)              Resignations and Releases. Ignition will have received the undated written resignations and releases of the one of the directors and officers of Tryx, in form and substance reasonably satisfactory to Ignition.

(n)Change in Directors. Ignition will have received a signed directors resolution appointing Mark Jensen to the board of directors of Tryx, which, when appointed, will represent half of Tryx’s board of directors, effective on Closing; and

(o)	Closing. The Closing will have occurred by the Closing Date.

6.	ADDITIONAL COVENANTS OF THE PARTIES

6.1               Ignition Audited Financial Statements. Prior to the Closing, Ignition will provide Tryx with true, correct, and complete audited balance sheets for Ignition, together with related statements of income, cash flows, and changes in shareholder’s equity for the period ended March 31, 2005 and unaudited but auditor reviewed quarterly financial statements for the 3 month period ended June 30, 2005 (collectively, the “Ignition Financial Statements”). Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect until satisfied. The Ignition Financial Statements:

(a)	will be prepared in accordance with the books and records of Ignition;

(b)present fairly the financial condition of Ignition as of the respective dates indicated and the results of operations for such periods; and

(c)	will be prepared in accordance with United States GAAP.

6.2               Notification of Financial Liabilities. Ignition will immediately notify Tryx in accordance with section 10.6 hereof, if Ignition receives any advice or notification from its independent certified public accounts that Ignition has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of Ignition, any properties, assets, liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect.

6.3               Access and Investigation. Between the date of this Agreement and the Closing Date, Ignition, on the one hand, and Tryx, on the other hand, will, and will cause each of their respective representatives to:

(a) afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(c)furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

6.4               Confidentiality. All information regarding the business of Ignition including, without limitation, financial information that Ignition provides to Tryx during Tryx’s due diligence investigation of Ignition will be kept in strict confidence by Tryx and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Tryx or disclosed to any third party (other than Tryx’s professional accounting and legal advisors) without the prior written consent of Ignition. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Ignition, Tryx will immediately return to Ignition (or as directed by Ignition) any information received regarding Ignition’s business. Likewise, all information regarding the business of Tryx including, without limitation, financial information that Tryx provides to Ignition during its due diligence investigation of Tryx will be kept in strict confidence by Ignition and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Ignition or disclosed to any third party (other than Ignition’s professional accounting and legal advisors) without Tryx’s prior written consent. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Tryx, Ignition will immediately return to Tryx (or as directed by Tryx) any information received regarding Tryx’s business.

6.5               Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.6               Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Ignition and Tryx will not, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Ignition or Tryx, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

6.7               Conduct of Ignition and Tryx Business Prior to Closing. From the date of this Agreement to the Closing Date, and except to the extent that Tryx otherwise consents in writing, Ignition will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Ignition otherwise consents in writing, Tryx will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.8               Certain Acts Prohibited – Ignition. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Ignition will not, without the prior written consent of Tryx:

(a)	amend its articles, bylaws or other incorporation documents;

(b)incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Ignition except in the ordinary course of business;

(c)dispose of or contract to dispose of any Ignition property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(d)issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Ignition Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)	not:

(i) declare, set aside or pay any dividends on, or make any other distributions in respect of the Ignition Common Stock; or

(ii)                split, combine or reclassify any Ignition Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Ignition Common Stock; or

(f) not materially increase benefits or compensation expenses of Ignition, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

6.9               Certain Acts Prohibited - Tryx. Except as expressly contemplated by this Agreement and the Convertible Debenture, between the date of this Agreement and the Closing Date, Tryx will not, without the prior written consent of Ignition:

(a) incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Tryx except in the ordinary course of business consistent with past practice;

(b)dispose of or contract to dispose of any Tryx property or assets except in the ordinary course of business consistent with past practice;

(c)issue or sell shares of Tryx Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(d)declare, set aside or pay any dividends on, or make any other distributions in respect of the Tryx Common Stock or split, combine or reclassify any Tryx Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Tryx Common Stock; or

(e) materially increase benefits or compensation expenses of Tryx, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person.

6.10             Public Announcements. Tryx and Ignition each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement. Ignition acknowledges that Tryx must comply with securities laws requiring full disclosure of material facts and agreements in which it is involved, and will co-operate to assist Tryx in meeting its obligations.

6.11             Employment Agreements. Between the date of this Agreement and the Closing Date, Ignition will have made necessary arrangements to employ all of the hourly and salaried employees of Ignition reasonably necessary to operate such business substantially as presently operated; provided however that Ignition will not hire any parties without the express consent of Tryx.

6.12           Tryx Board of Directors. Immediately upon the Closing, the current directors of Tryx will adopt resolutions appointing a new director to the board of directors for Tryx being Mark Jensen, which appointments will be effective on Closing. If a majority of directors of Tryx are changed upon further negotiations between the parties, such change will take effect ten days after the filing of a Schedule 14f-1 in connection with the Transaction. Tryx will prepare and file a Schedule 14f-1 information statement with the SEC as required under the Exchange Act in connection with the change of directors arising in connection with the completion of the Transaction.

6.13             Removal of Guarantee. Immediately upon the Closing, Tryx will repay the lender whom it arranged to advance approximately $500,000 to Ignition and will extinguish the personal guarantee of Dan Goldman respecting such loan, and will provide written confirmation of same.

7.	CLOSING

7.1               Closing. The Closing shall take place on the Closing Date at the offices of the lawyers for Tryx or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Ignition and Tryx, provided such undertakings are satisfactory to each party’s respective legal counsel.

7.2               Closing Deliveries of Ignition and the Selling Shareholders. At Closing, Ignition and the Selling Shareholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Tryx:

(a) copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Ignition evidencing approval of this Agreement and the Transaction;

(b)if any of the Selling Shareholders appoint any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding power of attorney or equivalent from such Selling Shareholder;

(c)share certificates representing the Ignition Shares as required by Section 2.3 of this Agreement;

(d)	all certificates and other documents required by Section 5.1 of this Agreement;

(e)  a certificate of an officer of Ignition, dated as of Closing, certifying that:

(i)	each covenant and obligation of Ignition has been complied with; and

(ii)                each representation, warranty and covenant of Ignition is true and correct at the Closing as if made on and as of the Closing; and

(f) the Ignition Documents and any other necessary documents, each duly executed by Ignition, as required to give effect to the Transaction.

7.3  Closing Deliveries of Tryx. At Closing, Tryx will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Ignition:

(a)copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Tryx evidencing approval of this Agreement and the Transaction;

(b)share certificates representing the Tryx Shares to the Selling Shareholders in the amounts as set out in Schedule 1;

(c) reasonable evidence of the closing of the Convertible Debenture, provided that such closing may be concurrent with the Closing;

(d)	all certificates and other documents required by Section 5.2 of this Agreement;

(e)	a certificate of an officer of Tryx, dated as of Closing, certifying that:

(i)	each covenant and obligation of Tryx has been complied with; and

(ii)               each representation, warranty and covenant of Tryx is true and correct at the Closing as if made on and as of the Closing;

(f) the Tryx Documents and any other necessary documents, each duly executed by Tryx, as required to give effect to the Transaction; and

(g)	the resolution required by Section 5.2(o) of this Agreement.

8.	TERMINATION

8.1               Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of Tryx and Ignition;

(b)

Tryx, if there has been a material breach by Ignition or any of the Selling Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Ignition or the Selling Shareholders that is not cured, to the reasonable satisfaction of Tryx, within ten business days after notice of such breach is given by Tryx (except that no cure period will be provided for a breach by Ignition or the Selling Shareholders that by its nature cannot be cured);

(c)Ignition, if there has been a material breach by Tryx of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Tryx that is not cured by the breaching party, to the reasonable satisfaction of Ignition, within ten business days after notice of such breach is given by Ignition (except that no cure period will be provided for a breach by Tryx that by its nature cannot be cured);

(d)Tryx or Ignition, if the Transaction contemplated by this Agreement has not been consummated prior to October 31, 2005, unless the parties hereto agree to extend such date in writing; or

(e) Tryx or Ignition if any injunction or other order of a governmental entity of competent authority prevents the consummation of the Transaction contemplated by this Agreement.

8.2               Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

9.	INDEMNIFICATION, REMEDIES, SURVIVAL

9.1               Certain Definitions. For the purposes of this Article 9, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Tryx or Ignition including damages for lost profits or lost business opportunities.

9.2               Ignition and Guarantor Guarantee and Indemnity. The Guarantor, for value acknowledged sufficient and received, hereby guarantees the accuracy of all representations and warranties of Ignition and the due performance by Ignition of all its obligations set out in this Agreement. Ignition and the Guarantor will and do hereby indemnify, defend, and hold harmless Tryx and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Tryx and its shareholders by reason of, resulting from, based upon or arising out of:

(a) any misrepresentation, misstatement or breach of warranty of Ignition contained in or made pursuant to this Agreement, any Ignition Document or any certificate or other instrument delivered pursuant to this Agreement; and

(b)the breach or partial breach by Ignition of any covenant or agreement of Ignition made in or pursuant to this Agreement, any Ignition Document or any certificate or other instrument delivered pursuant to this Agreement.

9.3             Selling Shareholders Indemnity. The Selling Shareholders will and do hereby indemnify, defend, and hold harmless Tryx and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Tryx and its shareholders by reason of, resulting from, based upon or arising out of:

(a)	any breach by the Selling Shareholders of Section 2.2 of this Agreement; or

(b)any misstatement, misrepresentation or breach of the representations and warranties made by the Selling Shareholders contained in or made pursuant to the Regulation S Investment Letter executed by each Selling Shareholder as part of the share exchange procedure detailed in Section 2.3 of this Agreement.

9.4               Tryx Indemnity. Tryx will indemnify, defend, and hold harmless Ignition and the Selling Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Ignition and the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(a) any misrepresentation, misstatement or breach of warranty of Tryx contained in or made pursuant to this Agreement, any Tryx Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)the breach or partial breach by Tryx of any covenant or agreement of Tryx made in or pursuant to this Agreement, any Tryx Document or any certificate or other instrument delivered pursuant to this Agreement.

10.1             Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. The representations, warranties and agreements will survive the Closing Date and continue in full force and effect until six (6) months after the Closing Date.

10.2           Further Assurances and Provision of Information. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement. Additionally, Ignition and the Selling Shareholders acknowledge that under SEC rules Tryx must provide registration level information regarding the business of Ignition and agree to provide such information to Tryx in a timely manner prior to closing, and allow Tryx and its representatives free access to all books, records, and other information of Ignition and to its personelle and advisors.

10.3             Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.4             Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

10.5             Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.6             Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Ignition or any of the Selling Shareholders:

24215 13th Place W.

Bothell, WA, 98021

Attention: Daniel Goldman

Telephone: (206) 617-8718

Fax: (206) 471-0422

With a copy (which will not constitute notice) to:

Attention:

Telephone: Fax:

If to Tryx:

Tryx Ventures, Inc.

Suite 314 - 837 West Hastings Street

Vancouver, British Columbia

Canada

Attention: Alessandra Bordon, President

Telephone: (604) 899-9380

Fax: (604) 899-1450

With a copy (which will not constitute notice) to:

Clark Wilson LLP

Barristers & Solicitors

Suite 800 – 885 W. Georgia Street

Vancouver, B.C. V6C 3H1

Attention: Bernard Pinsky

Telephone: (604) 687-5700

Fax: (604) 687-6314

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

10.7             Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.8             Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

10.9             Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.10           Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada applicable to contracts made and to be performed therein.

10.11           Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

10.12           Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

10.13           Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.14           Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

10.15           Independent Legal Advice. All Selling Shareholders confirm that they have sought and obtained independent legal advice prior to execution of this Agreement and cannot and do not rely on the representations of Tryx or its advisors respecting the legal effects of this Agreement.

10.15           Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

TRYX VENTURES, INC.

Per:	/s/ Alessandra Bordon
Authorized Signatory
Name: Alessandra Bordon
	Title:	President

IGNITION TECHNOLOGIES, INC.

Per:	/s/ Daniel C. Goldman
Authorized Signatory
Name: Daniel C. Goldman
	Title:	President

SIGNED, SEALED and DELIVERED by DANIEL GOLDMAN in the presence of: /s/ Nathan McDonald Signature Nathan Mc Donald Print Name PO Box 31816 Address Seattle, WA 98103 Consultant Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Daniel Goldman DANIEL GOLDMAN

SIGNED, SEALED and DELIVERED by BRETT NESLAND in the presence of: /s/ Nathan McDonald Signature Nathan Mc Donald Print Name PO Box 31816 Address Seattle, WA 98103 Consultant Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Brett Nesland BRETT NESLAND

SIGNED, SEALED and DELIVERED by KIN BONG FUNG in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Kin Bong Fung KIN BONG FUNG

SIGNED, SEALED and DELIVERED by DAVID CHRISTOPHER WHITE in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ David Christopher White DAVID CHRISTOPHER WHITE

SIGNED, SEALED and DELIVERED by JAY RICHARD BROWN in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Jay Richard Brown JAY RICHARD BROWN

SIGNED, SEALED and DELIVERED by BARCLAY JAMES McINNES in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Barclay James McInnes BARCLAY JAMES McINNES

SIGNED, SEALED and DELIVERED by CONSTANCE ELAINE McCONNELL in the presence of: /s/ Al Krause Signature Al Krause Print Name 352 Waterstone Place Address Airdrie, Alberta Business Manager Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Constance Elaine McConnell CONSTANCE ELAINE McCONNELL

SIGNED, SEALED and DELIVERED by ALFRED IRVIN KRAUSE in the presence of:

/s/ Connie McConnell
Signature
Connie McConnell
Print Name
352 Waterstone Place
Address
Airdrie, Alberta

Database Administrator
Occupation

) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Alfred Irvin Krause ALFRED IRVIN KRAUSE

SIGNED, SEALED and DELIVERED by ADAM JASON MORAND in the presence of: /s/ Mark Jensen Signature Mark Jensen Print Name 10915 NE 133 Street Address Kirkland, WA 98034 Busines Person Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Adam Jason Morand ADAM JASON MORAND

SIGNED, SEALED and DELIVERED by RUSS MOORE in the presence of:

/s/ Todd Anthony Ackerman
Signature
Todd Anthony Ackerman
Print Name
620 4th Street, South
Address
Kirkland, WA 98033

Merchant Marine
Occupation

) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Russ Moore RUSS MOORE

ACCELERON CAPITAL LTD.

Per:	/s/ James B. Stanley
Authorized Signatory
Name: James B. Stanley
	Title:	CEO

WEST COAST INVESTMENT HOLDINGS, LLC.

Per:	/s/ Mark Jensen
Authorized Signatory
Name: Mark Jensen
	Title:	Director

ILLUMINATED TECHNOLOGIES INC.

Per:	/s/ Adam Morand
Authorized Signatory
Name: Adam Morand
	Title:	President

JBDB ACCEPTANCE CORP.

Per:	/s/ Daniel McMullin
Authorized Signatory
Name: Daniel McMullin
	Title:	Managing Director

SCHEDULE 1

TO THE SHARE EXCHANGE AGREEMENT

AMONG TRYX VENTURES, INC., IGNITION TECHNOLOGIES, INC. AND THE SELLING SHAREHOLDERS OF IGNITION AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

The Selling Shareholders

Name	Address	Number of Ignition Shares held before Closing	Number of Tryx Shares to be received on Closing
Daniel Goldman	24215 13th Place W. Bothell, WA, 98021	8,525	809,848
Acceleron Capital Ltd.	PO Box 4470 Lake Tahoe, Nevada, 89449	5,000	474,984
Brett Nesland	2512 Everett Ave. East Seattle, WA 98102	1,150	109,246
West Coast Investment Holdings, LLC	10915 NE 133 Street Kirkland, WA, 98034	14,675	1,394,079
Kin Bong Fung	3665 Oxford Street Vancouver, B.C. V5K 1P4	375	35,624
David Christopher White	217 – 13933 74th Avenue Surrey, B.C. V3W 6G6	175	16,624
Jay Richard Brown	1305 Paula Place Port Coquitlam, B.C. V3C 2W3	375	35,624
Barclay James McInnes	3787 Dominion Street Burnaby, B.C. V5G 1B8	375	35,624
Constance Elaine McConnell	352 Waterstone Place Airdrie, Alberta T4B 2G7	2,850	270,741
Alfred Irvin Krause	352 Waterstone Place Airdrie, Alberta T4B 2G7	2,850	270,741

Adam Jason Morand	1588 - 409 Granville Street Vancouver, B.C. V6C 1T2	4,500	427,486
Illuminated Technologies Inc.	1588 – 409 Granville Street Vancouver, B.C. V6C 1T2	3,175	301,615
JBDB Acceptance Corp.	Suite 4, Temple Bldg. Prince William & Main Street CharlesTown, Federation of Kitts - Nivis West Indies	975	92,622
Russ Moore		2,370	225,142
TOTAL:		47,370	4,500,000

SCHEDULE 2

TO THE SHARE EXCHANGE AGREEMENT

AMONG TRYX VENTURES, INC., IGNITION TECHNOLOGIES, INC. AND THE SELLING SHAREHOLDERS OF IGNITION AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

Convertible Debenture

Tryx will issue to a lender who has been identified a Convertible Debenture of US$2,765,000 which can be drawn down over a period not exceeding one year. The Debenture matures in 5 years and principal is repayable at that time. The terms include:

conversion to Units at a price of US $0.70; each Unit comprises one common share and one Share Purchase Warrant in Tryx;

warrants may be exercised for 3 years from issuance and are exercisable at US$1.00;

the Units will be registered with the SEC so that the shares and warrants will be freely tradable;

in lieu of interest, the lender will receive a percentage of Tryx’s gross revenues from the Ignition or related business (the “Royalty”) as follows in US$:

(i)	5% of the first $10 million;
(ii)	4% of the next $20 million;
(iii)	3% of the next $35 million; and
(iv)	2% of the next $55 million.

The Royalty may be purchased by Tryx at any time by paying 60% of the future Royalty payments that could still be earned, as at the date of payment.

SCHEDULE 3

TO THE SHARE EXCHANGE AGREEMENT

AMONG TRYX VENTURES, INC., IGNITION TECHNOLOGIES, INC. AND THE SELLING SHAREHOLDERS OF IGNITION AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

CERTIFICATE OF NON-U.S. SHAREHOLDER

OF

IGNITION TECHNOLOGIES, INC.

In connection with the issuance of common stock (“Tryx Common Stock”) of Tryx Ventures, Inc., a British Columbia, Canada corporation (“Tryx”), to the undersigned, pursuant to that certain Share Exchange Agreement dated July 20, 2005 (the “Agreement”), among Tryx, Ignition Technologies, Inc., a company incorporated under the laws of the State of Nevada, USA, (“Ignition”) and the shareholders of Ignition as set out in the Agreement, the undersigned hereby agrees, represents and warrants that:

1.  the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2.  none of the Tryx Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act;

3.	Left Blank intentionally.

4.  Tryx is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Certificate, and the Selling Shareholder will hold harmless Tryx from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

5.  the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Tryx Common Stock and, with respect to applicable resale restrictions, is solely responsible (and Tryx is not in any way responsible) for compliance with applicable resale restrictions;

6.  none of the Tryx Common Stock is listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Tryx Common Stock will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Tryx on the OTC Bulletin Board;

7.  the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Tryx Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Tryx Shares;

8.  neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Tryx Shares;

9.  the Tryx Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

10.               the undersigned acknowledges and agrees that Tryx shall refuse to register any transfer of Tryx Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

11.	Left Blank intentionally.

12.               the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

13.	No person has made to the Subscriber any written or oral representations:

that any person will resell or repurchase any of the Securities;

-that any person will refund the purchase price of any of the Securities;
-as to the future price or value of any of the Securities; or

-that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system, except the OTCBB.

14. FAMILY, FRIEND OR BUSINESS ASSOCIATES QUESTIONNAIRE

THIS QUESTIONNAIRE MUST BE COMPLETED AND DELIVERED TO THE ISSUER IN ORDER FOR YOU TO BE CONSIDERED AS A PROSPECTIVE PURCHASER OF SECURITIES OF THE ISSUER.

INSTRUCTIONS: The purpose of this questionnaire is to determine whether you meet the definition of Family, Friend or Business Associate as that term is defined in Multilateral Instrument 45-103.

Please initial beside the category below that applies to you.

Your answers will be strictly confidential at all times, however, each person who completes this questionnaire hereby agrees that the Issuer may present this questionnaire to such parties as it deems appropriate for verification in order to assure itself and future issuers that the subsequent offer and sale of securities will not result in a violation of the prospectus and registration provisions of the Securities Legislation Applicable to the Issuer.

FOR A NATURAL PERSON TO QUALIFY, YOU MUST COMPLETE AND INITIAL ONE OF THE FOLLOWING:

I AM:

_______	A director, senior officer or control person of the Issuer, or of an affiliate of the Issuer
_______	A spouse, parent, grandparent, brother, sister, or child of [insert name], a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer
_______	A close personal friend of [insert name], a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer
_______	A close business associate of [insert name], a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer

FOR PERSONS AND ENTITIES OTHER THAN NATURAL PERSONS TO QUALIFY, YOU MUST INITIAL ONE OF THE FOLLOWING:

I AM AN ENTITY THAT IS:

_______	A person or company that is wholly-owned by any combination of the persons described above

The foregoing statements are true and accurate to the best of my information and belief and I will promptly notify the Issuer of any changes in the foregoing answers.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

Date:	, 2005

Signature

Print Name

Title (if applicable)

Address

SCHEDULE 4

TO THE SHARE EXCHANGE AGREEMENT

AMONG TRYX VENTURES, INC., IGNITION TECHNOLOGIES, INC. AND THE SELLING SHAREHOLDERS OF IGNITION AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

Directors and Officers of Ignition

Directors:
Daniel Goldman

Officers:
President - Daniel Goldman
Secretary – Daniel Goldman
Treasurer – Daniel Goldman

 SCHEDULE 5

TO THE SHARE EXCHANGE AGREEMENT

AMONG TRYX VENTURES, INC., IGNITION TECHNOLOGIES, INC. AND THE SELLING SHAREHOLDERS OF IGNITION AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

Directors and Officers of Tryx

Directors:
Alessandra Bordon
Franco Perrotta
Michael Hu
Jeff Poloni

Officers:
Alessandra Bordon – CEO, President, Treasurer
Mauro Baessato – Secretary
Franco Perrotta – CFO

SCHEDULE 6

TO THE SHARE EXCHANGE AGREEMENT

AMONG TRYX VENTURES, INC., IGNITION TECHNOLOGIES, INC. AND THE SELLING SHAREHOLDERS OF IGNITION AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

Leases, Subleases, Claims, Capital Expenditures, Taxes and Other Property Interests

Ignition Technologies, Inc. sub-leases office space from an existing tenant at the rate of $350.00 per month on a month-to-month basis without a formal agreement of any kind.

Loan of approximately $500,000 arranged by the Lender.

SCHEDULE 7

TO THE SHARE EXCHANGE AGREEMENT

AMONG TRYX VENTURES, INC., IGNITION TECHNOLOGIES, INC. AND THE SELLING SHAREHOLDERS OF IGNITION AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

Ignition Intellectual Property

Trade-mark:

Copyrights, inventions, trade-secrets, know-how and other intellectual property relating to the training programs and related program materials and products and patterns.

 SCHEDULE 8

TO THE SHARE EXCHANGE AGREEMENT

AMONG TRYX VENTURES, INC., IGNITION TECHNOLOGIES, INC. AND THE SELLING SHAREHOLDERS OF IGNITION AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

Ignition Material Contracts

Employment agreement Nil

Agreement to purchase software from Illuminated Technologies, Inc.

License agreement between - Nil

Asset transfer agreement between - Nil

Patent license agreement - Nil

Consulting Agreement between Ignition and Illuminated Technologies, Inc.

SCHEDULE 9

TO THE SHARE EXCHANGE AGREEMENT

AMONG TRYX VENTURES, INC., IGNITION TECHNOLOGIES, INC. AND THE SELLING SHAREHOLDERS OF IGNITION AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

ACCREDITED INVESTOR QUESTIONNAIRE

ONLY U.S. SUBSCRIBERS NEED TO SIGN THIS

All capitalised terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement.

This Questionnaire is for use by each Subscriber who is a US person (as that term is defined Regulation S of the United States Securities Act of 1933 (the “1933 Act”)) and has indicated an interest in purchasing Shares of Tryx Ventures Inc. (the “Company”). The purpose of this Questionnaire is to assure the Company that each Subscriber will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The Shares will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(2) and Regulation D of the 1933 Act. This Questionnaire is not an offer of the Shares or any other securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Subscriber agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Shares hereunder.

The Subscriber covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Subscriber satisfies)

Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000;

Category 2	A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000;
Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Category 4	A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);
Category 6	A director or executive officer of the Company;
Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

Note that prospective Subscribers claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber’s status as an Accredited Investor.

If the Subscriber is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

________________________________________________________________________

________________________________________________________________________

The Subscriber hereby certifies that the information contained in this Questionnaire is complete and accurate and the Subscriber will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Subscriber represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ______ day of __________________, 20_____.

If a Corporation, Partnership or Other Entity: Print or Type Name of Entity Signature of Authorized Signatory Type of Entity	If an Individual: Signature Print or Type Name Social Security/Tax I.D. No.

SCHEDULE 10

TO THE SHARE EXCHANGE AGREEMENT

AMONG TRYX VENTURES, INC., IGNITION TECHNOLOGIES, INC. AND THE SELLING SHAREHOLDERS OF IGNITION AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

Employees and Consultants of Ignition:

D.C. Goldman & Associates

Consultant: Daniel C. Goldman

938 N 200th Suite B

Shoreline, WA 98133

DVRC

Consultant: Mark Jensen

10951 NE 133rd Street

Kirkland, WA 98034

Don Currie-Individual Consultant

1505-409 Granville Street

Vancouver, BC Canada V6C 1T2

Adam J. Morand-Individual Consultant

1588-409 Granville Street

Vancouver, BC Canada V6C 1T2